UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Luther Burbank Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 13, 2022 t o Enter California T hrough the Acquisition of Santa Rosa, CA Seattle, WA

2 Forward Looking Statements This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the financial condition, results of o per ations, business plans and the future performance of Washington Federal, Inc. ("WAFD") and Luther Burbank Corporation ("Luther Burbank"). Words such as “anticipates,” “believe s,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to ident ify these forward - looking statements. These forward - looking statements are based on WAFD’s and Luther Burbank’s current expectations and assumptions regarding WAFD’s and Luther Burbank’s businesses, the economy, and other future conditions. Because forward - looking statements relate to future results and occurrences, they are subject to inhere nt uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect WAFD’s or Luther Burbank’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties incl ude , among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreeme nt, the outcome of any legal proceedings that may be instituted against WAFD or Luther Burbank, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the trans act ion) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the tra nsaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the str ength of the economy and competitive factors in the areas where WAFD and Luther Burbank do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result o f u nexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse rea ctions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the tra nsaction and integration of WAFD and Luther Burbank successfully. Except to the extent required by applicable law or regulation, each of WAFD and Luther Burbank disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward - looking statements included herein to reflect future events or developments. Further information regarding WAFD, Luther Burbank and factors which could affect the forward - looking statements contained herein can be found in WAFD’s Annual Report on Form 10 - K for the fiscal year ended September 30, 2021, its Quarterly Reports on Form 10 - Q for the periods ended December 31, 2021, March 31, 2022 and June 30 , 2022, and its other filings with the SEC, and in Luther Burbank’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10 - Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and its other filings with the SEC.

Additional Information

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed by WAFD with the Securities and Exchange Commission ("SEC") that will include a joint proxy statement/prospectus filed with the SEC to be distributed to the shareholders of WAFD and Luther Burbank in connection with their votes on the Proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. The final joint proxy statement/prospectus will be mailed to shareholders of WAFD and Luther Burbank. Investors and security holders will be able to obtain the documents, and any other documents WAFD has filed with the SEC, free of charge at the SEC's website, www.sec.gov or by accessing WAFD's website at https://www.wafdbank.com/ under the "Investor Relations" section. Investors and security holders will be able to obtain the documents, and any other documents Luther Burbank has filed with the SEC, free of charge at the SEC's website, www.sec.gov or by accessing Luther Burbank's website at www.lutherburbanksavings.com under the "About Us/Investor Relations/Financials/SEC Filings" section. In addition, documents filed with the SEC by WAFD or by Luther Burbank will be available free of charge (1) by writing WAFD at 425 Pike Street, Seattle, WA 98101, Attention: Brad Goode or by telephone at (206) 626-8178, or (2) by writing Luther Burbank at 520 Third Street, 4th floor, Santa Rosa, CA 95401, Attention: Bradley Satenberg or by telephone at (844) 446-8201.

Before making any voting or investment decision, shareholders of WAFD and Luther Burbank are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the Proposed Transaction, WAFD and Luther Burbank. Free copies of these documents may be obtained as described above.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of WAFD may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of WAFD. Information about the directors and executive officers of WAFD is included in the proxy statement for its 2022 annual meeting of WAFD shareholders, which was filed with the SEC on December 6, 2021.

The directors, executive officers and certain other members of management and employees of Luther Burbank may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of Luther Burbank. Information about Luther Burbank's directors and executive officers is included in the proxy statement for its 2022 annual meeting of Luther Burbank's shareholders, which was filed with the SEC on March 16, 2022.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Proposed Transaction when it becomes available. Free copies of this document may be obtained as described above.

WaFd Bank 3

4 Today’s Presenters Simone Lagomarsino President and Chief Executive Officer Brent Beardall President, Chief Executive Officer, and Vice Chairman Kelli Holz Senior Vice President and Chief Risk Officer Vincent Beatty Executive Vice President and Chief Financial Officer Laura Tarantino Executive Vice President and Chief Financial Officer

5 Creating a Leading Western U.S. Franchise… • Luther Burbank is a $7.9 billion asset bank, operating in California, Washington, and Oregon through its 11 full service branches and 7 LPOs • Top 25 multifamily originator in the US with $1.3 billion in multifamily loan originations in 2021 • The majority of Luther Burbank’s multifamily loans are in low - and moderate - income communities, and WAFD intends to continue the commitment to serve these communities • Luther Burbank has an “Outstanding” Community Reinvestment Act rating from the FDIC • Excellent credit quality that has weathered numerous economic cycles in its 39 year history while simultaneously maintaining profitabil ity • Efficient operating platform with a 34% efficiency ratio (1) and 0.80% noninterest expense / average assets for the quarter ended 9/30/2022 Washington Federal, Inc. (NASDAQ: WAFD) upon closing will enter into desirable and fast - growing California metro markets by merg ing with Luther Burbank Corporation (NASDAQ: LBC), the bank holding company of Luther Burbank Savings, a community bank headquartered in Sant a R osa, California • Immediately accretive to tangible book value per share, CET1 capital ratio and forward estimated earnings per share • Margin expansion opportunities by reducing reliance on high - cost deposits and wholesale borrowing (not factored into the model) • Revenue synergy opportunities by enhancing product offerings ( i.e. Treasury Management) and lending limits to current customers (not factored into the model) • Combined company’s goal will be to accelerate Luther Burbank’s migration towards a commercial bank balance sheet and a neutral interest rate risk profile over time • WAFD is focused on long - term value creation, and believes this is a unique opportunity to purchase a high - quality balance sheet Pricing metrics, deal structure, and conservative assumptions are reflective of WAFD’s disciplined approach (1) See LBC’s Form 8K filed with the SEC on October 25, 2022 for the non - GAAP reconciliation of this measure.

6 …Utilizing Technology Initiatives for Long - Term Growth (1) Deposit data per the FDIC Summary of Deposits as of 6/30/2022. • Complementary business models and similar credit cultures with a priority on fostering a risk - conscious balance sheet • WAFD has the proven playbook to successfully transitioning a thrift bank model into a high - performing commercial bank • Use as a platform for growth in attractive California markets • Enter California with $5.6 billion in total deposits and with access to over $2 trillion in market deposits in the state of California (1) • Enhances multifamily loan origination capabilities • Expands commercial banking activities to Northern and Southern California • No anticipated branch closures, and minimal reductions in customer - facing employees or team members who directly support these employees • Expect to be a seamless integration process due to the simplicity of LBC’s current product offerings Pro forma organization will be well - situated for long - term growth and value creation for both sets of shareholders Technology stack at WAFD provides a unique opportunity with Luther Burbank merger • WAFD has invested heavily over the last three years to build differentiating technology • Fastest website in US Banking, per Google analytics; the website is your new storefront and speed matters • 12 % of the visitors today to wafdbank.com are from California, and that’s before a physical presence in the state • 4.8 star rated mobile app, powered by MXmobile • WAFD has built its own proprietary online banking system with unique features which we think will be well - received by LBC clients: • Real - time personal financial statements, integration with Plaid and data cleansing • Debit card self service for lost or stolen cards • Voice authentication using Amazon Lex to allow access to online banking through your voice • Online wire transfers (coming February 2023) with multiple layers of authentication including voice authentication • Robust Treasury management platform including: • Integrated payables & receivables processing • Direct file transmissions across multiple formats • Consolidated statements & strong user access controls • Our strategic plan calls for fewer, larger branches going forward supported by superior technology for our clients

Overview of Luther Burbank Corporation

Company

- **NASDAQ Listed:** LBC
- **Headquarters:** Santa Rosa, CA
- **Locations:** 10 full service branches in California, 1 full service branch in Washington, 6 loan production offices in California and 1 loan production office in Oregon

Business Highlights

- Well-positioned in strategic markets
- Strict, quality-oriented underwriting and credit monitoring
- Maintains a small network of branches with large deposits
- Expanding traditional products with newer emphasis on specialty and business deposits

Q3 Financial Highlights[1]

Balance Sheet ($mm)	
Assets	$7,922
Loans HFI	6,855
Deposits	5,794
Loans HFI / Deposits (%)	118.3
Capital Ratios	
TCE / TA (%) [2]	8.50
Leverage Ratio (%)	9.99
Total Risk-Based Capital Ratio (%)	19.20

Profitability	
ROAA (%)	1.10
ROATCE (%) [2]	12.39
Net Interest Margin (%)	2.42
Efficiency Ratio (%) [2]	33.6
Credit Quality	
NPAs / Assets (%)	0.05
ALLL / Gross Loans (%)	0.53
NCOs / Average Loans (%)	0.00

Source: S&P Global and Company Documents.
Note: Branch footprint excludes Loan Production Offices.
(1) Financial data as of or for the quarter ended 9/30/2022.
(2) See LBC's Form 8K filed with the SEC on October 25, 2022 for the non-GAAP reconciliation of this measure.
(3) Date LBC acquired the branch.

Branch Footprint

LBC (11)



Washington
Seattle



Northern California



Southern California
Long Beach

#	Branch Location	Date Established	Deposits [1] ($mm)
1.	Santa Rosa	Oct. 1983	$1,064.5
2.	San Rafael	Sep. 1996 [3]	559.7
3.	Encino	Aug. 2007	493.3
4.	Beverly Hills	Jul. 2010	385.6
5.	Pasadena	May 2009	361.3
6.	Long Beach	Jun. 2015	324.9
7.	Toluca Lake	Jan. 2008	313.4
8.	Los Altos	Aug. 2000	285.8
9.	San Jose	Jun. 2012	144.0
10.	Bellevue	Jun. 2018	134.4
11.	El Segundo	Jan. 2020	91.5
	Specialty Deposits		*1,295.5*
	Wholesale Deposits		*340.5*
12.	Corporate Office		1,636.0
	Total Deposits		**$5,794.4**

WaFd Bank 7

8 Multifamily Portfolio Highlights » 1.7 million average loan balance » 13.7 average units » 57% average loan to value ratio » 1.50x average debt service coverage ratio Why is WAFD Comfortable Buying an $8 billion CA Bank Heading into a Potential Recession ? Multifamily Residential Loans Markets: » High barrier to entry for new development; little land to develop » Limited supply of new housing » High variance between cost to own and rent Deals: » Stabilized and seasoned assets » Older, smaller properties with rents at/below market levels, catering to lower and middle income renters Sponsors: » Experienced real estate professionals who desire regular income/cash flow streams and are focused on building wealth steadily over time Single Family Residential Loans Occupancy Types: » Both owner - occupied and investor owned Broker Network: » Primarily third party mortgage brokers Organizations: » Portfolio lender » Purchase and refinance transactions Underwriting Focus: » Debt ratios » Loan to value » Credit scores » Borrower’s liquidity and cash reserves (2) (1) Single Family Portfolio Highlights » $903 thousand average loan balance » 64% average loan to value ratio » 759 average credit score 0.05% NPAs / Assets 0.06% NPLs / Loans After thorough due diligence, we believe the Luther Burbank loan portfolio is pristine and the yields are reflective of the low risk Note: Loan highlights and financial data per LBC’s Investor Presentation for the quarter ended 9/30/2022.

9 Entrance into Attractive California Metro Markets Source: S&P Global. Data as of 6/30/2022. Indicates MSA LBC operates in $144,541 $127,546 $103,559 $102,032 $101,407 $98,193 $95,078 $93,509 $86,804 $86,239 San Jose San Francisco Napa Santa Cruz Oxnard Santa Rosa Vallejo San Diego Los Angeles Salinas Top 10 CA MSAs by Population (000s) Top 10 CA MSAs by 2022 – 2027 Population Growth Top 10 CA MSAs by Median HHI ($) Top 10 CA MSAs by 2022 – 2027 Median HHI Growth 13,208 4,746 4,723 3,363 2,404 1,998 1,020 914 842 783 Los Angeles San Francisco Riverside San Diego Sacramento San Jose Fresno Bakersfield Oxnard Stockton #1 #2 #6 #1 #2 #9 #6 16.3% 15.4% 15.1% 15.1% 15.1% 14.9% 14.7% 14.2% 13.9% 13.8% Stockton Yuba City Santa Rosa Santa Cruz Ukiah San Jose Redding Eureka Riverside San Francisco #3 #10 #6 3.6% 3.1% 3.1% 3.0% 2.7% 2.6% 2.5% 2.5% 2.5% 2.4% Stockton Sacramento Riverside Merced Fresno San Francisco Bakersfield San Jose San Diego Vallejo #8 #6

10 WAFD’s Loan Growth History Loan Growth New Loan Originations $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 2014 2015 2016 2017 2018 2019 2020 2021 2022 Commercial & Industrial (C&I) Commercial Real Estate Mortgage & Consumer $- $2,000 $4,000 $6,000 $8,000 $10,000 2014 2015 2016 2017 2018 2019 2020 2021 2022 Mortgage & Consumer Commercial Real Estate Commercial & Industrial (C&I) $ in millions

11 WAFD’s Evolution from Thrift to Bank Funding Note: Balances shown as of fiscal year ended September 30. $5,979 $8,577 $10,835 $16,030 2007Y 2012Y 2017Y 2022Y Time Deposits Money Market Savings Checking $ in millions Note: B alances as of fiscal year ending September 30.

12 Pro Forma Loan and Deposit Composition Source: S&P Global. Loan and deposit data per FR Y - 9Cs for the quarter ended 9/30/2022. (1) Does not include purchase accounting adjustments. Loans Deposits C&D 9.6% C&I 7.6% Res. RE 34.5% OO CRE 3.9% NOO CRE 11.8% Multifamily 30.8% Consumer & Other 1.8% Non - interest Bearing 16.1% NOW & Other 43.8% MMDA & Sav. 13.2% Retail Time 20.1% Jumbo Time 6.8% Pro Forma (1) $23.1B $22.0 Yield on Loans: 4.16% Cost of Deposits: 0.57% C&D 0.3% Res. RE 31.5% OO CRE 0.0% NOO CRE 2.7% Multifamily 65.6% Consumer & Other 0.0% Non - interest Bearing 2.5% NOW & Other 3.5% MMDA & Sav. 49.1% Retail Time 26.4% Jumbo Time 18.4% $6.9B $5.8B Yield on Loans: 3.70% Cost of Deposits: 0.98% LBC C&D 13.6% C&I 10.8% Res. RE 35.7% OO CRE 5.5% NOO CRE 15.8% Multifamily 16.1% Consumer & Other 2.5% Non - interest Bearing 21.0% NOW & Other 58.4% MMDA & Sav. 0.2% Retail Time 17.8% Jumbo Time 2.7% $16.3B $ 16.0B Yield on Loans: 4.36% Cost of Deposits: 0.42% WAFD

Pro Forma Transaction Highlights

$29B
Pro Forma Assets

$23B
Pro Forma Loans

$22B
Pro Forma Deposits

Top 50
Nationwide Asset Rank[1]

#7
West Coast Deposit Rank[2]

1 of Only 2 Deals[3]
- ✓ Accretive to TBVPS
- ✓ Accretive to EPS
- ✓ Accretive to CET1

Pro Forma Impact[4]

7.9%
2024e
EPS Accretion

TBV
Accretive

1.2%
2024e
ROAA

14.7%
2024e
ROATCE

46.7%
2024e
Efficiency Ratio

Robust Pro Forma Capital Levels at Close

7.9%
TCE / TA

9.0%
Leverage Ratio

10.7%
CET 1 Ratio

13.4%
Total Risk-Based Capital Ratio

Attractive Western Region Footprint

Deposit Concentration by State[5]

State	Standalone WAFD Dep. ($B)	Standalone WAFD % of Total	Pro Forma WAFD + LBC Dep. ($B)	Pro Forma WAFD + LBC % of Total	Total Dep. in State ($B)
WA	$7.0	44%	$7.1	33%	$228.3
CA	-	-	5.6	26%	2,102.2
OR	3.1	19%	3.1	14%	115.1
AZ	1.6	10%	1.6	7%	225.7
NM	1.3	8%	1.3	6%	45.2
ID	1.1	7%	1.1	5%	45.0
UT	0.8	5%	0.8	4%	110.0
TX	0.6	3%	0.6	3%	1,172.0
NV	0.5	3%	0.5	2%	110.6
Total	$15.9	100%	$21.6	100%	


Existing WAFD Branches
Branches added through LBC acquisition

Source: S&P Global and FDIC Summary of Deposits.
(1) Excludes money center banks and foreign bank subsidiaries.
(2) West Coast includes banks and thrifts headquartered in CA, OR, and WA.
(3) Compared to publicly disclosed metrics of nationwide bank transactions with deal values between $500 million and $1 billion since 1/1/2017.
(4) Per earnings estimates as found on the "Key Assumptions" slide.
(5) Deposit data as of 6/30/2022.

WaFd Bank
13

14 Transaction Summary (1) Includes 51,155,830 LBC common shares at close. (2) Based on WAFD closing price of $38.15 as of 11/11/2022. (3) Price/earnings multiples based on fiscal year ending September 30 . Transaction • Washington Federal, Inc. (WAFD) will acquire 100% of Luther Burbank Corporation’s (LBC) outstanding common stock Consideration Mix • 100% Stock (1) Fixed Exchange Ratio • 0.3353 shares of WAFD common stock per share Per Share Merger Consideration • $12.79 total consideration per share of LBC common stock, based on WAFD’s closing price on November 11, 2022 Merger Consideration • $654 million Implied Metrics (2) • Price / TBVPS: 0.97x • Price / 2023e EPS (3) : 14.8x • Price / 2024e EPS (3) : 15.4x • Pay - to - Trade Ratio: 0.65x • Core Deposit Premium: (0.5)% Pro Forma Ownership • WAFD: 79.2% / LBC: 20.8% Board of Directors • WAFD to expand the size of its Board of Directors by two directors; pro forma board of 12 members Timing & Approval • WAFD and LBC shareholder approval • Customary regulatory approvals • Anticipated to close as early as the second calendar quarter of 2023

15 Key Assumptions (1) Amortized in the pro forma financials over a range of 1 to 10 years. Loan Credit Marks • Gross credit mark: $36.0 million, or 0.53% of total loans (equal to 1.0x reserve) • Non - PCD loan credit mark: $21.6 million, accreted back into earnings over 4 years using sum - of - years digits • PCD loan credit mark: $14.4 million • Establishment of new reserve equal to $14.4 million Interest Rate Marks (pre - tax) • Net rate mark (excluding AOCI) of 2.51%, expressed as a percentage of gross loans • ($ 202) million of loans rate mark accreted straight - line over 3.4 years • ($52) million of securities rate mark (including AOCI) accreted straight - line over 5 years • $37 million (1) of time deposits, brokered CDs, FHLB borrowings, trust preferred securities and senior debt Other Assumptions • ($59) million of deferred loan fees (pre - tax) accreted straight - line over 8 years • Core deposit intangible: 1.0% of LBC’s $3.2 billion core deposits, amortized using sum - of - years - digits over 7 years • No estimated annual interchange revenue loss attributable to Durbin Synergies • Cost savings estimated at 25% of LBC’s 2023 estimated noninterest expense • Phased in 50% in 2023 and 100% thereafter Earnings Assumptions • WAFD’s earnings per Street consensus estimates • LBC’s earnings per Street consensus estimates less 30% given Luther Burbank’s liability - sensitive balance sheet and adjusted for a September 30 fiscal year end Merger Costs • One - time merger expenses: $37.0 million, pre - tax Due Diligence • Comprehensive financial, legal, regulatory and operational due diligence conducted

16 Illustrative Loan Interest Rate Mark Sensitivity – Impact to Capital Pro Forma Capital Ratios at Close Loan Rate Mark (% of 9/30/2022 Gross Loans) Illustrative Scenarios Base Model 1.5x Base Loan Rate Mark 2.0x Base Loan Rate Mark Loan Rate Mark (%) (2.95%) (4.43%) (5.90%) Loan Rate Mark ($mm) ($202) ($303) ($404) TCE / TA 7.9% ## 7.7% 7.4% Leverage Ratio 9.0% ## 8.7% 8.5% CET1 Ratio 10.7% ## 10.4% 10.0% Tier I Risk Based Ratio 12.1% ## 11.8% 11.4% Total Risk Based Ratio 13.4% ## 13.1% 12.8% The pro forma impact reflects a loan interest rate mark of ($202) million, or (2.95%) of gross Luther Burbank loans; even if rates were to dramatically increase between announcement and close, the pro f orma company would remain very well capitalized

Nationwide Bank Transactions: *TBVPS, EPS and CET1 Accretion*

Includes nationwide bank transactions with deal values between $500 million and $1 billion since 1/1/2017 with publicly disclosed TBVPS, EPS and CET1 accretion metrics; data as of the date of this presentation

			Deal	Pay to	Accretive to:		
Buyer	Target	Announce Date	Value ($mm)	Trade (x)	TBVPS	EPS	CET1
Number of Accretive Deals:					11	32	1
Washington Federal, Inc.	**Luther Burbank Corporation**	**11/13/2022**	**$654**	**0.65**	✓	✓	✓
1. Simmons First National Corporation	Spirit of Texas Bancshares, Inc.	11/19/2021	581	1.01	X	✓	-
2. CBTX, Inc.	Allegiance Bancshares, Inc.	11/8/2021	858	1.01	X	✓	-
3. Home Bancshares, Inc.	Happy Bancshares, Inc.	9/15/2021	919	0.78	✓	✓	-
4. SouthState Corporation	Atlantic Capital Bancshares, Inc.	7/23/2021	542	0.93	✓	✓	X
5. United Community Banks, Inc.	Reliant Bancorp, Inc.	7/14/2021	517	1.04	✓	✓	-
6. Glacier Bancorp, Inc.	Altabancorp	5/18/2021	934	0.85	✓	✓	-
7. Eastern Bankshares, Inc.	Century Bancorp, Inc.	4/7/2021	642	1.43	X	✓	-
8. WSFS Financial Corporation	Bryn Mawr Bank Corporation	3/10/2021	976	1.10	X	✓	-
9. SVB Financial Group	Boston Private Financial Holdings, Inc.	1/4/2021	900	0.41	✓	✓	-
10. Pacific Premier Bancorp, Inc.	Opus Bank	2/3/2020	1,000	0.88	X	✓	-
11. FB Financial Corporation	Franklin Financial Network, Inc.	1/21/2020	611	0.69	✓	✓	-
12. CIT Group Inc.	Mutual of Omaha Bank	8/13/2019	1,000	1.52	-	-	-
13. WesBanco, Inc.	Old Line Bancshares, Inc.	7/23/2019	500	0.96	X	✓	-
14. People's United Financial, Inc.	United Financial Bancorp, Inc.	7/15/2019	759	0.70	X	✓	-
15. Valley National Bancorp	Oritani Financial Corp.	6/26/2019	740	0.86	✓	✓	✓
16. OFG Bancorp	Scotiabank de Puerto Rico	6/26/2019	550	0.92	X	✓	-
17. Banco Bradesco SA	BAC Florida Bank	5/6/2019	500	-	-	-	-
18. Ameris Bancorp	Fidelity Southern Corporation	12/17/2018	751	0.94	X	✓	-
19. CenterState Bank Corporation	National Commerce Corporation	11/26/2018	850	0.91	X	✓	-
20. Union Bankshares Corporation	Access National Corporation	10/5/2018	610	1.01	X	✓	-
21. Independent Bank Corp.	Blue Hills Bancorp, Inc.	9/20/2018	727	0.53	✓	✓	-
22. Veritex Holdings, Inc.	Green Bancorp, Inc.	7/24/2018	1,000	1.04	X	✓	-
23. People's United Financial, Inc.	First Connecticut Bancorp, Inc.	6/19/2018	544	0.92	✓	✓	-
24. BOK Financial Corporation	CoBiz Financial Inc.	6/18/2018	977	1.31	X	✓	-
25. Independent Bank Group, Inc.	Guaranty Bancorp	5/22/2018	1,000	0.99	X	✓	-
26. CVB Financial Corp.	Community Bank	2/26/2018	878	0.91	X	✓	-
27. Pacific Premier Bancorp, Inc.	Grandpoint Capital, Inc.	2/12/2018	641	0.83	X	✓	-
28. Banco de Credito e Inversiones SA	TotalBank	12/1/2017	528	-	X	✓	-
29. Valley National Bancorp	USAmeriBancorp, Inc.	7/26/2017	816	1.14	X	✓	-
30. Union Bankshares Corporation	Xenith Bankshares, Inc.	5/22/2017	701	0.79	✓	✓	-
31. South State Corporation	Park Sterling Corporation	4/27/2017	691	0.83	X	✓	-
32. PacWest Bancorp	CU Bancorp	4/6/2017	705	0.98	X	✓	X
33. Home BancShares, Inc.	Stonegate Bank	3/27/2017	778	0.60	✓	✓	-
34. Columbia Banking System, Inc.	Pacific Continental Corporation	1/9/2017	644	1.07	X	✓	X

Source: S&P Global.

WaFd Bank

17

This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Such statements are based upon the current beliefs and expectations of Washington Federal’s management and are subject to significant risks and uncertainties . The forward - looking statements in this presentation speak only as of the date of the presentation, and Washington Federal assumes no duty, and does not undertake, to update them . Actual results or future events could differ, possibly materially, from those that we anticipated in these forward - looking statements .